                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                           --------------------------



Date of Report (Date of earliest event reported):FEBRUARY 6, 2001
                                                 ----------------



                               PRO NET LINK CORP.
                               ------------------
             (Exact name of registrant as specified in its charter)



       NEVADA                                           88-0333454
----------------------------                       ----------------------
(State or other jurisdiction                         (I.R.S. Employer
 of incorporation or                                Identification No.)
 organization)


                                    000-26541
                            ------------------------
                            (Commission File Number)


645 FIFTH AVENUE, SUITE 303, NEW YORK, NY                        10022
-----------------------------------------                     -----------
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code (212)688-8838
                                                   -------------

ITEM 5.  OTHER EVENTS
---------------------

Pro Net Link Corp. announced today that its Board of Directors had approved a plan to restructure the Company, and to engage a financial services company to raise equity for the Company.

PLAN TO RESTRUCTURE
-------------------

ProNetLink's Board of Directors has approved a plan to re-structure the company in order to maximize the capital available and increase revenue potential. The re-structuring will focus on a reduction in operating expenses, the sale of its Internet broadcast services, and the completion of the company's integrated trade transaction solution. The company's website, pronetlink.com, will continue in operation, with the elimination of some non-essential, low-usage services it had licensed.

Staffing has been significantly reduced, retaining the core executive, administrative and technical staff for the development of the transaction solution product and maintenance of the company's website. These, and other cost reductions, will reduce monthly operating expenses over 50%.

ProNetLink is currently in negotiations with various parties for the sale of all or the majority of its interests in its Internet broadcast services. The Company currently intends to retain an equity interest in the broadcast services as a condition of sale. However, there can be no assurances that such a transaction will be consummated, or that any such transaction will be consummated in a form currently contemplated by the Company.

All ongoing development will be focused on the Master Transaction Logic (MTL) transaction platform, for which technical specifications have been completed and development has begun. The company intends for the MTL system to be an independent and open standard based Application Service Provider (ASP) solution that integrates a seamless "end-to-end" online process for SMEs engaged in international trade. The MTL is being developed to be a stand-alone transaction module that can be accessed from within the ProNetLink.com site and licensed as an ASP system to any Internet e-commerce entity that wants to profit from its capabilities.

Although the Company will maintain its website and associated business (such as banner advertising and membership fees), it does not currently intend to focus most of its financial and managerial resources on sales and marketing to develop the revenue models associated with the website. Pending the sale of the Company's broadcast services, the Company intends to retain the capability to fulfill broadcast services contracts.

All directors will remain on the Board in their present capacities. Jean Pierre Collardeau will remain as Chief Executive Officer and President, and David Walker will remain as Chief Operating Officer, directing the development of the business process solution, and Mr. Zagoren will continue to serve as non-executive Chairman.


POTENTIAL FINANCING
-------------------

ProNetLink announced today that it has signed an engagement agreement and draft term sheet with Corpfin.com, Inc. to raise equity for the company. Under the agreement, Corpfin.com agreed, on a best efforts basis, to offer the company's equity securities to investors identified by Corpfin.com. Under the agreement, Corpfin.com will earn fees equal to a percentage of the gross proceeds of any such sale of company securities. The draft term sheet contemplates that the Company would be able to obtain up to $10 million under an equity line of credit with investors identified by Corpfin.com, Inc. Pursuant to this agreement, Corpfin.com has identified two potential investors, and the Company has initiated negotiations with them.

Corpfin is a financial services company and member of NASD and SIPC that raises private capital for small- to mid-cap public companies across all industries, as well as providing access to such investment opportunities to institutional investors.

However, there can be no assurances that such a transaction will be consummated, or that any such transaction will be consummated in a form currently contemplated by the Company.

ITEM 7.  EXHIBITS
-----------------

         (C) EXHIBITS

         10.1     Press Release, dated February 6, 2001.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    February 7, 2001



                                              PRO NET LINK CORP.
                                              (Registrant)




                                              By: /S/ JEAN PIERRE COLLARDEAU
                                                  ------------------------------
                                                  Name: Jean Pierre Collardeau
                                                  Title: President and Secretary

                                  EXHIBIT INDEX
                                  -------------

         10.1              Press Release, dated February 6, 2001.